EXHIBIT 99.1

News Release dated June 7, 2013

New Western Gas Corporation to Commence First Reworking

of Existing Fredonia Gas Prospect Well

IRVINE, Jun 07, 2013 (GLOBE NEWSWIRE via COMTEX) -- Today New Western Gas Corporation, a wholly owned subsidiary of New Western Energy Corp. (OTCBB:NWTR), an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas and other minerals in North America, announced that within the next 30 days, it will commence with the first reworking of an existing well acquired as part of its recently announced Fredonia Gas Prospect acquisition. The Fredonia Gas Prospect is a coal gas exploration and development prospect located in the heart of the Cherokee Basin in Wilson County, Kansas. New Western Gas Corporation is reviewing its behind pipe gas reserves for additional coal gas formations that can be quickly brought on line for additional natural gas production. Current existing production from the Fredonia Gas Prospect leases is 6 million cubic feet per month as opposed to the previously reported "6 million mcf per month". Based on the results obtained from this announced reworking operation, New Western Gas Corporation will proceed with additional recompletions over the next several months. The Fredonia Gas Prospect contains 9 existing wells, four of which have potential undeveloped coal gas reserves behind pipe.

"We are pleased to commence with the reworking of our first well which will allow us to more fully exploit our existing behind pipe coal gas reserves," said Javan Khazali, President and CEO of New Western Energy Corp. He continued to state that "Over the next few months, we anticipate not only the further development of these existing behind pipe coal gas reserves, but also the drilling of numerous new wells to fully exploit the Proved Undeveloped Coal Gas Reserves contained within the Fredonia Gas Prospect."

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 20 Truman, Suite 204 Irvine, CA 92620

CONTACT: Javan Khazali

(949) 435-0977

info@newwesternenergy.com

http://www.globenewswire.com/newsroom/ti?nf=MTMjMTAwMzU2OTAjMjI0MTk=

(C) Copyright 2013 GlobeNewswire, Inc. All rights reserved.-0-